Exhibit 99.1

Puerto Rico Contact: Marilyn Santiago-Colón, Oriental Financial Group Inc. (787) 993-4648 U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232
ORIENTAL BANK AND TRUST ACQUIRES
THE OPERATIONS OF EUROBANK FROM THE FDIC
TRANSFORMATIVE ACQUISITION INCLUDES EXPECTED DEPOSITS OF APPROXIMATELY
$785 MILLION AND EXPECTED ASSETS OF APPROXIMATELY $1.7 BILLION,
INCREASES BRANCHES TO 43, AND BROADENS MARKET OPPORTUNITIES
SAN JUAN, PUERTO RICO, April 30, 2010 — Oriental Financial Group Inc. (the “Company”) (NYSE: OFG) today announced that its commercial bank subsidiary, Oriental Bank and Trust (“Oriental”), has acquired all of the retail deposits and substantially all of the assets and operations of Eurobank from the Federal Deposit Insurance Corporation, as receiver of Eurobank.
José Rafael Fernández, President, CEO and Vice Chairman of the Board of the Company, said “this transaction helps restore normalcy to the Puerto Rico banking industry and represents a transformative event for Oriental — one that maintains Oriental’s historic financial strength while providing new growth opportunities. This transaction significantly enhances Oriental’s position in Puerto Rico and is very much in line with our strategy to expand the integrated delivery of our services to mid and high net worth clients, and to increase our mix of loans relative to investment securities.”
“We warmly welcome our new customers — the consumers and businesses previously served by Eurobank,” continued Mr. Fernández. “From your point of view, it will be business as usual. Your deposits are now held in a well capitalized bank with a 46-year history of strength, service and stability. And your deposits remain insured by the FDIC to the fullest extent permitted by law. We are also very excited to welcome Eurobank’s employees to the Oriental team.
“Oriental has a culture that treasures its customer relationships. We pride ourselves in helping our customers manage their finances through Oriental’s advisory model of delivery. We are flexible and nimble in our service delivery. And we employ advanced technology that enables us to provide for smooth and efficient operations. Representatives of Oriental are at all branches to assist you, should you have any questions.”
Under Oriental’s agreement with the FDIC, Oriental assumed expected deposits of approximately $785 million and expected assets of approximately $1.7 billion, including an approximately $1.58 billion loan portfolio which will be subject to a loss sharing arrangement pursuant to which the FDIC will bear 80% of qualifying losses. As part of this transaction, the Company issued to the FDIC a value appreciation instrument. Additionally, Oriental will issue to the FDIC a promissory note in the amount of approximately $715.5 million to be repaid within one year of closing, subject to up to 4 one-year renewals. The note covers a portion of the excess of assets acquired over the liabilities assumed, rather than requiring Oriental to pay cash for such amount. The remaining amount of such excess, which is expected to be approximately $100 million, will be paid in cash.

The Company and Oriental were advised on this transaction by Keefe, Bruyette & Woods, Inc., as financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP and McConnell Valdés LLC, as legal advisors.
Eurobank customers who have questions about today’s transaction can call the FDIC toll-free at 1-800-591-2903. The phone number will be operational this evening until 9:00 p.m., Atlantic Standard Time (AST); on Saturday from 9:00 a.m. to 6:00 p.m., AST; on Sunday from noon to 6:00 p.m., AST; and thereafter from 8:00 a.m. to 8:00 p.m., AST.
About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 46th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services through 43 Oriental Group financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
This press release contains certain forward-looking information about Oriental Financial Group that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Oriental Financial Group. Oriental Financial Group cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, Oriental Financial Group’s results could differ materially from those expressed in, or implied or projected by such forward-looking statements. Oriental Financial Group assumes no obligation to update such forward-looking statements, except as required by law. For a more complete discussion of risks and uncertainties, investors and security holders are urged to read the section titled “Risk Factors” in Oriental Financial Group’s Annual Report on Form 10-K and any other reports filed by it with the SEC. The documents filed by Oriental Financial Group with the SEC may be obtained at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Oriental Financial Group by directing a request to: Oriental Financial Group Inc., Investor Relations c/o Anreder & Company, 286 Madison Avenue, Suite 907, New York, NY 10017; telephone: (212) 532-3232 or (800) 421-1003; fax: (212) 679-7999; e-mail: ofg@anreder.com.
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